Exhibit 99.1

Contacts:	Investors/Analysts Tiffany Louder Alliance Data 214-494-3048 Tiffany.Louder@AllianceData.com

Media Shelley Whiddon Alliance Data 214-494-3811 Shelley.Whiddon@AllianceData.com

ALLIANCE DATA ANNOUNCES NEW

STOCK REPURCHASE PROGRAM

$400 Million Available for Repurchases During 2014

DALLAS, TX, Jan. 8, 2014 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven and transaction-based marketing and customer loyalty solutions, today announced  that its board of directors has approved a new stock repurchase program to acquire up to $400 million of the Company’s common stock during 2014.  The new repurchase program replaces the existing program, which expired at the end of 2013.

Repurchases will be financed through free cash flow.  The Company expects to maintain moderate levels of debt over the course of the repurchase program, providing flexibility to pursue tuck-in acquisitions, portfolio purchases and/or international loyalty coalition program expansions.

Charles Horn, chief financial officer of Alliance Data, said, “We continue to be optimistic about the Company’s outlook for 2014 and are pleased to announce that we will continue our commitment to maximizing stockholder value through this new repurchase program.  We will always seek the right opportunities to repurchase our stock, and do so while maintaining ample liquidity to support future growth of the business as needs dictate.”

Under this repurchase program the Company is authorized to repurchase shares in open market purchases as well as in privately negotiated transactions from time to time through December 31, 2014. Stock purchased as part of this program will be held as treasury stock. The repurchase program’s terms have been structured to comply with the SEC’s Rule 10b-18, and the program is subject to market conditions, applicable legal requirements, contractual obligations, and other factors. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

About Alliance Data

Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs more than 11,000 associates at approximately 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “continue, “ “could,” “estimate,” “expect,” “intend, “ “may, “ “predict,” “project,” “would,” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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